                            THIRD AMENDMENT TO THE
                             AMENDED AND RESTATED
                       EXCLUSIVE DISTRIBUTION AGREEMENT

     This Agreement ("Agreement"), made and entered into as of May 27, 1998 (to be effective in accordance with Section 5 hereof), by and between Dade Behring Inc., a Delaware corporation ("Dade" or "Supplier"), and Allegiance Healthcare Corporation, a Delaware corporation ("Allegiance" or "Distributor").

                                Witnesseth that:

     A. Whereas, Dade and Allegiance, as assignee of Baxter Healthcare Corporation ("Baxter"), are parties to that certain Amended and Restated Exclusive Distribution Agreement dated as of September 15, 1995 (the "Distribution Agreement"), as amended by that certain Amendment to Amended and Restated Exclusive Distribution Agreement executed on and effective as of September 26, 1996 (the "First Amendment"), and as further amended by that certain Second Amendment to Amended and Restated Exclusive Distribution Agreement executed on and effective as of October 1, 1997 (the "Second Amendment" and, together with the Distribution Agreement and the First Amendment, the "Amended Distribution Agreement"); and,

     B. Whereas, Dade represents and warrants that, effective January 1, 1998, it changed its corporate name from Dade International Inc. to Dade Behring Inc.;

     C. Whereas, Dade and Allegiance desire to further amend the Amended Distribution Agreement in order to add certain Dade Behring products;

     Now, therefore, in consideration of the premises, the mutual covenants contained herein, the representations of the parties, the benefits expected to be derived hereunder and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties, intending to be legally bound, agree, subject to the conditions, terms and provisions hereof and notwithstanding any contrary provisions in the Amended Distribution Agreement except as expressly provided herein, to further amend the Amended Distribution Agreement as follows:

     Section 1.  Products and Gross Profit Margin.

          a. The following definition is hereby added to Section 1 of the Distribution Agreement:

          "Dade Behring Hemostasis Products" means the hemostasis products formerly
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          manufactured or sold by Behring Diagnostics GmbH which are now sold by
          Supplier, including without limitation all of those products bearing the Supplier's part number or catalog number indicated on Exhibit A-1 hereof.

          b. The following sentence is hereby added as the second sentence in the definition of "Products" in Section 1 of the Distribution Agreement:

          From June 1, 1998 forward the Dade Behring Hemostasis Products shall be considered a part of the Hemostasis class of Products for all purposes under this Agreement, except as otherwise stated herein.

     Section 2.  Distributor's Duties.

          a. The following sentence shall be added as the second from last sentence of Section 5(c) of the Distribution Agreement:

          Notwithstanding the immediately preceding sentence, with respect to the Dade Behring Hemostasis Products, a single lot QAP inventory program shall be any single lot of control or single lot of reagent Products purchased for a specific customer or group of customers and maintained in inventory by Distributor in order to meet customer requirements for maintaining consistent manufacturing lot usage.

          [Section 5(c) then continues: "Distributor shall pay..."]

          b.  The following sentence shall be added as the second sentence of
Section 5(e)(8) of the Distribution Agreement:

          Notwithstanding the foregoing, Distributor shall administer the single lot program with respect to the Dade Behring Hemostasis Products in the same manner and to the same extent as that program was conducted by Distributor for Hemostasis Products immediately prior to the execution of the Third Amendment to this Agreement. [Section 5(e)(8) then continues: "If at any time..."]

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

     Section 3. Supplier's Duties. The first sentence of Section 6(i) of the Distribution Agreement is hereby amended to read in its entirety as follows:

          Reimburse Distributor at Distributor's cost for all outdated Products shipped after the date of this Agreement included within the Dade QAP and College of American Pathologists ("CAP") programs and the single lot reagents associated with those programs; in addition to the foregoing, Supplier shall reimburse Distributor at Distributor's cost for all single lot controls associated with the foregoing programs with respect to outdated Dade Behring Hemostasis Products.

     Section 4. Sales Plan and DIOH Plan. The last two sentences of the first paragraph of Section 8(d) of the Distribution Agreement are hereby amended to read in their entirety as follows:

          Distributor and Supplier shall prepare an annual DIOH Plan presenting data on a quarterly basis considering the Sales Plan, and an analysis of past trends and planned process changes agreed upon by both parties; provided that the Dade Behring Hemostasis Products shall not be included in any such DIOH Plan. Exhibit B reflects guidelines for DIOH Plans; provided, however, that for purposes of Exhibit B the Dade Behring Hemostasis Products shall not be considered part of the Hemostasis class of Products.

     Section 5. Effective Date. This provisions of this Agreement shall become effective on June 1, 1998 (the "Effective Date"); provided, however, that the parties hereto acknowledge that Distributor has ordered and Supplier has delivered and may deliver certain Dade Behring Hemostasis Products to Distributor prior to June 1, 1998 with respect to which the pricing and payment terms of the Amended Distribution Agreement, as amended by this Agreement, will apply.

     Section 6. Defined Terms. Terms not defined but used herein which are defined in the Amended Distribution Agreement have the meaning ascribed to such terms therein.

     Section 7. Entire Agreement. This Agreement together with the Amended Distribution Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous

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

negotiations, commitments and writings with respect to such subject matter.

     Section 8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state and the federal laws of the United States of America applicable therein. Any lawsuit arising from or related to this Agreement shall be brought before the United States District Court for the Northern District of Illinois or an Illinois state court sitting in Lake County, Illinois, or Cook County, Illinois. The parties hereby consent to the jurisdiction of such courts. Nothing in this Section is intended to alter the arbitration provisions of Section 16 of the Distribution Agreement.

     Section 9. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 10. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

     Section 11. Confirmation. Except as expressly provided herein, the provisions of the Amended Distribution Agreement remain in effect.

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     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute and deliver this Agreement as of the date first above written.

                         DADE BEHRING INC.


                         By: /s/
                            --------------------------------
                            Name:
                            Title:


                         ALLEGIANCE HEALTHCARE CORPORATION


                         By: /s/
                            -------------------------------
                            Name:
                            Title:

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